UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2024

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2024, the Board of Directors (the “Board”) of Crimson Wine Group, Ltd. (the “Company”) increased the size of the Board from seven to eight members and appointed Jennifer L. Locke, the Company’s Chief Executive Officer, to fill the vacancy for a term expiring at the 2025 annual meeting of stockholders of the Company. Biographical and other information about Ms. Locke can be found in the section of the Company’s 2024 proxy statement on Schedule 14A for its 2024 annual meeting of stockholders, filed with the Securities and Exchange Commission on May 30, 2024, entitled “Executive Compensation—Current Executive Officers—Jennifer L. Locke”, which information is incorporated by reference herein. Ms. Locke brings to the Board a deep understanding of the Company’s business and the industry in which it operates as well as executive leadership experience.

Ms. Locke will not receive any fees for her service on the Board. There are no arrangements or understandings between Ms. Locke and any other persons pursuant to which she was selected as a director. There are no transactions between Ms. Locke and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2024

CRIMSON WINE GROUP, LTD.

By: /s/ Jennifer L. Locke
Name: Jennifer L. Locke
Title: Chief Executive Officer